Exhibit 31.4

CERTIFICATION

I, Frank Karbe, Chief Financial Officer of Exelixis, Inc., certify that:

1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q/A of Exelixis, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 18, 2009

/s/ Frank Karbe
Frank Karbe
Executive Vice President and Chief Financial Officer